As filed with the Securities and Exchange Commission on January 31, 2006

Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERCEPTRON, INC.
(Exact name of Registrant as Specified in its Charter)

Michigan	38-2381442
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

47827 Halyard Drive, Plymouth, Michigan 48170
(734) 414-6100
(Address of Principal Executive Offices) (Zip Code)

Perceptron, Inc.
2004 Stock Incentive Plan
(Full Title of the Plan)

David W. Geiss, General Counsel and Secretary
Perceptron, Inc.
47827 Halyard Drive, Plymouth, Michigan 48170
(Name and Address of Agent for Service)

(734) 414-6100
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price**	Amount of Registration Fee
Common Stock $.01 par value	600,000 shares**	$7.16	$4,297,350	$459.82
*
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon (i) the average exercise price relating to 92,500 outstanding options granted under the 2004 Stock Incentive Plan for which the underlying shares of Common Stock have not previously been registered, which is a weighted average price of $7.01; and (ii) for the remaining 507,500 shares, a price of $7.19 (the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on January 30, 2006).

**
The number of shares may be adjusted to prevent dilution from stock splits, stock dividends or similar transactions. This Registration Statement shall cover any such additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

The Registrant has prepared this registration statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register (i) future issuance of up to 584,784 shares of Common Stock in the event of grants of awards under the Perceptron, Inc. 2004 Stock Incentive Plan (the “Plan”); and (ii) resales of 15,216 shares of restricted Common Stock that were previously issued to Kenneth R. Dabrowski, Philip J. DeCocco, W. Richard Marz and Robert S. Oswald (the “selling shareholders”) under the Plan. Accordingly, this Registration Statement also includes a reoffer prospectus that has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales on a continuous or delayed basis of 15,216 shares of restricted Common Stock that have been issued to the selling shareholders under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Under the cover of this Form S-8 is a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for reofferings and resales on a continuous or delayed basis of 15,216 shares of restricted Common Stock that have been issued to the selling shareholders under the Plan.

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REOFFER PROSPECTUS
-------------------------------------------------------

PERCEPTRON, INC.

15,216 SHARES OF COMMON STOCK

These shares of common stock have been issued to certain of our non-employee directors pursuant to their election to purchase shares of common stock through the Perceptron, Inc. 2004 Stock Incentive Plan (the “Plan”) in exchange for cash fees payable to them for serving as a director of the Registrant (“Director Stock Purchase Rights Option”). We will not receive any of the proceeds from any such offering.

The prices at which the selling shareholder may sell the shares will be determined by the prevailing market price for the shares at the time of sale or through negotiated transactions with third parties.

The registration statement of which this prospectus is a part permits the selling shareholders to sell the shares from time to time in the public market. The selling shareholders may sell common stock through ordinary broker transactions, directly to market makers of our shares, directly to third parties, through underwriters in public offerings, or through other means described in the section entitled “Plan of Distribution” beginning on page 12.

Our common stock is listed on The Nasdaq National Market under the ticker symbol “PRCP”. The last reported sale price for our common stock on January 30, 2006 was $7.25 per share. Our executive offices are located at 47827 Halyard Drive, Plymouth, MI 48170 and our telephone number at this location is (734) 414-6100.

Investing in our common stock involves risks. See the Section entitled “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 31, 2006.

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YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF SUCH DOCUMENT.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part and the documents incorporated by reference into these documents contain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus and the registration statement of which it forms a part regarding the prospects of our industry or our prospects, plans, financial position or business strategy, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intent,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plans,” “forecasts,” “continue,” or “could” or the negatives of these terms of variations of them or similar terms. Furthermore, such forward-looking statements may be included in various filings that we make with the Commission, or press releases or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in the section entitled “Risk Factors” beginning on page 4 of this prospectus. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the Commission on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

PERCEPTRON, INC.

Our Business

We design, develop, manufacture and market information-based measurement and inspection solutions for process improvement. Our product offerings are designed to improve quality, increase productivity and decrease costs in manufacturing and product development. The solutions offered by us are divided into three groups: 1) The Automated Systems Group made up of AutoGauge®, AutoFit®, AutoScan®, AutoSpect® and AutoGuide® products; 2) The Technology Components Group made up of ScanWorks®, Non-Contact Wheel Alignment and TriCam® sensors for the forest products industry; and 3) The Value Added Services Group providing consulting, training and non-warranty support services. We service multiple markets, with the largest being the automotive industry. Our primary operations are in North America, Europe and Asia.

Our current principal products are based upon proprietary three-dimensional image processing and AutoSolve® feature extraction software algorithms combined with the TriCam® three-dimensional object imaging technology. TriCam® technology uses structured laser light triangulation techniques to obtain accurate three-dimensional measurements. TriCam® systems are used to measure formed parts for reduction of process variation, to provide robot guidance sensing for automated assembly tasks and to improve the speed and lower the cost of wheel alignment in final assembly operations.

Markets

We service multiple markets, with the largest being the automotive industry. We have product offerings encompassing virtually the entire automobile manufacturing process, including product development, manufacturing process development and implementation, stamping and fabrication, body shop, paint shop, trim, chassis and final assembly. We believe there are numerous applications for our three-dimensional measurement systems in other industrial and commercial applications.

Products and Applications

Automated Systems

AutoGauge®: These systems are used in the assembly and fabrication plants of many of the world’s leading auto manufacturers and their suppliers to contain, correct and control the quality of body structures. AutoGauge® systems are placed directly in-line to automatically measure critical dimensional characteristics of automotive vehicles, sub-assemblies and parts using non-contact, laser-based sensors.

AutoGauge® is built on a hardware, software and communications platform called IPNet®. The IPNet® platform uses Internet technology to disseminate critical manufacturing and quality information on a real-time basis throughout a plant or enterprise. IPNet® also communicates to wireless devices such as web phones. Other advantages of the IPNet® platform include: A Microsoft Windows® based architecture allowing integration of third party hardware and software, a new graphics based user interface, and greater flexibility to distribute sensors throughout the manufacturing process at lower cost.

AutoGauge® has the ability to provide hybrid systems containing both fixed-mounted sensors and robot-mounted sensors. This ability provides automotive manufacturers with the flexibility to measure multiple vehicle styles on a single assembly line while maintaining their high-speed production rates.

AutoFit®: These systems are used in automotive assembly plants to contain, correct and control the fit of exterior body panels. The system automatically measures, records and displays the gap and flushness of parts most visible to the automobile consumer such as gaps between front and rear doors, hoods and fenders, and deck lids and rear quarter panels. The TriCam® sensor has been enhanced to enable gap and flushness to be measured in several parts of the manufacturing process: in the body shop during assembly of non-painted vehicles, and in the final assembly area after the vehicle has been painted. AutoFit® has the ability to measure vehicles while in motion along the assembly line or in a stationary position.

AutoScan®: These systems provide a fast, non-contact method of gathering data for the analysis of the surface contour of a part or product. These systems use a robot mounted Contour Probe® sensor specifically designed to “scan” a part as the robot moves throughout its path. The AutoScan® system measures and collects the “point cloud data” required for contour analysis by third party analysis software. This allows the part’s shape to be automatically scanned and compared to a computer-generated design.

AutoSpect®: These in-line, non-contact systems are used in auto assembly plants to monitor and measure the quality of the vehicle’s paint finish. The system measures and generates objective, repeatable, reproducible ratings of the painted surface. AutoSpect® systems are fully automatic and monitor 100% of painted vehicle production. AutoSpect® measures the key elements of a paint finish most visible to the consumer: gloss, orange peel, and DORI (distinctness of reflected image). The AutoSpect® system has been upgraded to the IPNet® platform and shares many of the same components as the AutoGauge® system.

AutoGuide®: These robot guidance systems were developed in response to the increasing use of robots for flexible, automated assembly applications. These systems utilize our sensors and measurement technology to improve the accuracy of robotic assembly operations. AutoGuide® systems calculate the difference between theoretical and actual relationships of a robot and the part being assembled and send compensation data, in six axes, to the robot. Robotic applications supported by AutoGuide® include windshield insertion, roof loading, seat loading, hinge mounting, door attachment and sealant applications.

Technology Components

ScanWorks®: We provide ScanWorks® products to a variety of markets through third party original equipment manufacturers (“OEMs”), system integrators and value-added resellers (“VARs”). These products target the digitizing, reverse engineering, and inspection markets.

ScanWorks® is a hardware/software component set that allows customers to add digitizing capabilities to their machines or systems. The use of the ScanWorks® software and the Contour Probe® sensor enables users to collect, display, manipulate and export large sets of “point cloud data” from portable coordinate measuring machines (“CMMs”).

ToolKit is a software solution enabler used by CMM manufacturers, system integrators and application software developers. It enables the integration of our laser-based scanning technology into their proprietary systems.

Non-Contact Wheel Alignment Components (“NCA”): NCA components include WheelWorks® software and sensors based upon the TriCam® design. These technology components offer a fast, accurate, non-contact method of aligning wheels during the automotive assembly process. We supply NCA components to multiple wheel alignment machine OEMs in Europe, Asia and North America.

Forest Products: Under the terms of a Sensor Supply and Manufacturing License Agreement between us and U.S. Natural Resources, Inc., (“USNR”), (“Sensor Supply Agreement”), we continue to manufacture and supply TriCam® sensors to USNR for use in various optimizing applications.

Value Added Services

We provide additional services including: training, field service, launch support services, consulting services, maintenance agreements, repairs, upgrades, spare part sales and software tools.

Shares Issued Under the 2004 Plan

On March 1, June 1, September 1 and December 1, 2005, the selling shareholders became entitled to receive a total of 3,940, 4,540, 3,988, and 2,748 shares of our common stock, respectively, pursuant to the Directors Stock Purchase Rights Option under the Plan. The Plan permits non-employee directors to purchase shares of our common stock through the Plan in exchange for all or a portion of the cash fees payable to them for serving as directors of Perceptron. The transactions by us with the selling shareholders did not involve a public offering and are exempt under Section 4(2) of the Act and Rules 505 and 506 promulgated thereunder.

Our Corporate Information

We were incorporated in Michigan in 1981 and our executive offices are located at 47827 Halyard Drive, Plymouth, MI 48170, our telephone number at this location is (734) 414-6100, and our website can be accessed at www.perceptron.com. Information contained in our website does not constitute part of this prospectus. We also have operations in Munich, Germany; Voisins le Bretonneux, France; Vitoria, Spain; Sao Paulo, Brazil, Tokyo, Japan and Singapore.

Reference to “Perceptron”, “We”, “Us”, and “Our” in this Prospectus refer to Perceptron, Inc., unless the context requires otherwise.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to purchase our common stock. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Our revenues are principally derived from the sale of products for use in the global automotive market, particularly by manufacturers based in the United States and Western Europe. These manufacturers have experienced periodic downturns in their businesses that could adversely affect their level of purchases of our products.

Our revenues are principally derived from the sale of products for use in the automotive industry, particularly to manufacturers based in the United States and Western Europe. As a result, our ability to sell our systems and solutions to automotive manufacturers and suppliers is affected by periodic downturns in the global automotive industry.

New vehicle tooling programs are the most important selling opportunity for our automotive related sales. The number and timing of new vehicle tooling programs can be influenced by a number of economic factors. Our customers only launch a limited number of new car programs in any given year because of the time and financial resources required. From a macro perspective we continue to assess the global economy and its likely effect on our automotive customers and markets served. We continue to view the automotive industry’s focus on introducing new vehicles more frequently to satisfy their customers’ changing requirements, as well as their continuing focus on improved quality, as positive indicators for new business. However, because of the current economic downturn being experienced by our principal United States based customers, those customers could determine to reduce their number of new car programs. An economic downturn in Western Europe could have a similar impact on our principal customers in that region.

Our future success is dependent upon our ability to implement our long-term growth strategy.

We realize that we are vulnerable to fluctuations in the global automotive industry. Our future success is dependent upon our ability to implement our long-term strategy to expand our customer base in our automotive markets and to expand into new markets. Currently, we are focusing on the successful introduction of our two newly released Automated Systems products, AutoFit® and AutoScan®, which are designed to expand our product offerings in our worldwide automotive markets, and the continued development of enhanced versions of our ScanWorks® product line for sale within and outside the automotive markets. We have also initiated plans to achieve sales growth in largely untapped geographic sales areas, including emerging automotive markets in Asia and Eastern Europe and the expansion of our business with current customers in Japan. We also continue to explore opportunities for expansion into non-automotive markets. However, there are a number of uncertainties involved in our long-term strategy over which we have no or limited control, including:

•    The quality and cost of competitive products already in existence or developed in the future.
•    The level of interest existing and potential new customers may have in our existing and new products and technologies.
•    Our ability to resolve technical issues inherent in the development of new products and technologies.
•    Our ability to identify and satisfy market needs.
•    Our ability to identify satisfactory distribution networks.
•    General product development and commercialization difficulties.
•    Rapid or unexpected technological changes.
•    General product demand and market acceptance risks.
•    Our ability to successfully compete with alternative and similar technologies.
•    Our ability to attract the appropriate personnel to effectively represent, install and service our products.
•    The effect of economic conditions.

There can be no assurance that we will be able to expand our customer base and markets or successfully execute our strategies.

Our revenues are derived from a small number of customers concentrated in the automotive industry, so that the loss of any one of these customers could result in a reduction in our revenues and profits.

We sell a majority of our systems and solutions to a small number of customers that consist primarily of automotive manufacturers and suppliers.

With such a large percentage of our revenues coming from such a small and highly concentrated group of customers, we are susceptible to a substantial risk of losing revenues if these customers stop purchasing our products or reduce their purchases of our products. In addition, we have no control over whether these customers will continue to purchase our systems and solutions in volumes or at prices sufficient to generate profits for us.

Our future commercial success depends upon our ability to maintain a competitive technological position in our markets, which are characterized by continual technological change.

Technology plays a key role in the systems and solutions that we produce. Our ability to sell our products to customers is directly influenced by the technology used in our systems and solutions. With the rapid pace at which technology is changing, there is a possibility that our customers may require more technologically advanced systems and solutions than what we may be capable of producing.

Technological developments could render actual and proposed products or technologies of ours uneconomical or obsolete.

There also is a possibility that we may not be able to keep pace with our competitors’ products. In that case, our competitors may make technological improvements to their products that make them more desirable than our products.

Due to the evolving shift in focus from automotive end-of-line gauging to solutions that service process centers factory-wide, Perceptron expects that sales of our AutoGauge® systems, designed for end-of-line gauging, will slow. Perceptron’s near-term focus for growth has been on the successful introduction of our two newly released automated systems products, AutoFit® and AutoScan®, which are designed to expand our product offerings in our worldwide automotive markets, and the continued development of enhanced versions of our ScanWorks® product line.

Our growth and future financial performance depend upon our ability to introduce new products and enhance existing products that include the latest technological advances and customer requirements. We may not be able to introduce new products successfully or achieve market acceptance for such products. Any failure by us to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, could have a material adverse effect on our business. Accordingly, we believe that our future commercial success will depend upon our ability to develop and introduce new cost-effective products and maintain a competitive technological position.

We are dependent on proprietary technology. If our competitors develop competing products that do not violate our intellectual property rights or successfully challenge those rights, our revenues and profits will be adversely affected.

Our products contain features that are protected by patents, trademarks, trade secrets, copyrights, and contractual rights.

Despite these protections, there is still a chance that competitors may use these protected features in their products as a result of our inability to keep our trade secrets confidential, or in violation of our intellectual property rights or following a successful challenge to those rights. The prosecution of infringement claims against third parties and the defense of legal actions challenging our intellectual property rights could be costly and require significant attention from management. Because of the small size of our management team, this could result in the diversion of management’s attention from day-to-day operations.

There also is a chance that competitors may develop technology that performs the same functions as our products without infringing upon our exclusive rights. It is possible that competitors may “reverse engineer” those features of our products that are not protected by patents, trademarks and trade secrets. If a competitor is able to “reverse engineer” an unprotected feature successfully, the competitor may gain an understanding of how the feature works and introduce similar products to compete with our products.

We could become involved in costly litigation alleging patent infringement.

We have been informed that certain of our customers have received allegations of possible patent infringement involving processes and methods used in our products. Certain of these customers, including one customer who was a party to a patent infringement suit relating to this matter, have settled such claims. We believe that the processes used in our products were independently developed without utilizing any previous patented process or technology. Because of the uncertainty surrounding the nature of any possible infringement and the validity of any such claim or any possible customer claim for indemnity relaying to claims against our customers, it is not possible to estimate the ultimate effect, if any, of this matter on our financial position.

The defense of patent infringement litigation could be costly and require significant attention from management. Because of the small size of our management team, this could result in the diversion of management’s attention from day-to-day operations.

A number of new competitors have recently entered our markets, or are developing products to compete with our products, which could result in a reduction in our revenues through lost sales or a reduction in prices.

We are aware of a number of companies that have recently entered a number of our markets selling products using similar or alternative technologies and methods. We believe that there may be other companies, some of whom may be substantially larger and have substantially greater resources than us, which may be engaged in the development of technology and products for some of our markets that could prove to be competitive with ours. We believe that the principal competitive factor in our markets is the total capability that a product offers as a process control system. In some markets, price and value added are the principal competitive factors. While we believe that our products compete favorably, it is possible that these new competitors could capture some of our sales opportunities or force us to reduce prices in order to complete the sale.

We believe that certain existing and potential customers may be capable of internally developing their own technology. This could cause a decline in sales of our products to those customers.

We may not be able to complete business opportunities and acquisitions and our profits could be negatively affected if we do not successfully operate those that we do complete.

We will evaluate from time to time business opportunities that fit our strategic plans. There can be no assurance that we will identify any opportunities that fit our strategic plans or will be able to enter into agreements with identified business opportunities on terms acceptable to us.

There is also no assurance that we will be able to effectively integrate businesses that we may acquire due to the significant challenges in consolidating functions and integrating procedures, personnel, product lines, technologies and operations in a timely and efficient manner. The integration process may require significant attention from management and devotion of resources. Because of the small size of our management team, this could result in the diversion of management’s attention from day to day operations and impair our relationships with current employees and customers.

We intend to finance any such business opportunities from available cash on hand, existing credit facilities, issuance of additional stock or additional sources of financing, as circumstances warrant. The issuance of additional equity securities could be substantially dilutive to our stockholders. In addition, our profitability may suffer because of acquisition-related costs, debt service requirements or amortization costs for acquired intangible assets. If we are not successful in generating additional profits from these transactions, this dilution and these additional costs could cause our common stock price to drop.

We are expanding our foreign operations, increasing the possibility that our business could be adversely affected by risks of doing business in foreign countries.

We have significant operations outside of the United States and are currently implementing a strategy to expand our operations outside of the United States, especially in Eastern Europe and Asia.

Our foreign operations are subject to risks customarily encountered in such foreign operations. For instance, we may encounter fluctuations in foreign currency exchange rates, differences in the level of protection available for our intellectual property and the impact of differences in language and local business and social customs on our ability to market and sell our products in these markets. In addition, we may be affected by U.S. laws and policies that impact foreign trade and investment. Finally, we may be adversely affected by laws and policies imposed by foreign governments in the countries where we have business operations or sell our products. These laws and policies vary from jurisdiction to jurisdiction.

Because of our significant foreign operations, our revenues and profits can vary significantly as a result of fluctuations in the value of the United States dollar against foreign currencies.

Products that we sell in foreign markets are sometimes priced in currency of the country where the customer is located. To the extent that the dollar fluctuates against these foreign currencies, the prices of our products in U.S. dollars also will fluctuate. As a result, our return on the sale of our products may vary based on these fluctuations. We may use, from time to time, a limited hedging program to minimize the impact of foreign currency fluctuations. These transactions involve the use of forward contracts, typically mature within one year and are designed to hedge anticipated foreign currency transactions. We may use forward exchange contracts to hedge the net assets of certain of our foreign subsidiaries to offset the translation and economic exposures related to our investment in these subsidiaries. There is no guarantee that these hedging transactions will protect against the fluctuations in the value of the dollar.

Because a large portion of our revenues are generated from a limited number of sizeable orders, our revenues and profits may vary widely from quarter to quarter and year to year.

A large portion of our revenues are generated from a limited number of sizeable orders that are placed by a small number of customers. If the timing of these orders is delayed from one quarter to the next, or from one year to the next, we may experience fluctuations in our quarterly and annual revenues and operating results.

The amount of revenues that we earn in any given quarter may vary based in part on the timing of new vehicle programs in the global automotive industry. In contrast, many of our operating expenses are fixed and will not vary from quarter to quarter. As a result, our operating results may vary significantly from quarter to quarter and from year to year.

The trading price of our stock has been volatile.

The following factors may affect the market price of our common stock, which can vary widely over time:

•    announcements of new commercial products by us;
•    announcements of new commercial products by our competitors;
•    variations in our operating results;
•    market conditions in the electronic and sensing industry;
•    market conditions and stock prices in general; and
•    the volume of our common stock traded.

Because of the limited trading in our common stock, it may be difficult for shareholders to dispose of a large number of shares of our common stock in a short period of time or at then current prices.

Because of the limited number of shares of our common stock outstanding and the limited number of holders of our common stock, only a limited number of shares of our common stock trade on a daily basis. This limited trading in our common stock makes it difficult to dispose of a large number of shares in a short period of time. In addition, it is likely that the sale by a shareholder of a large number of shares of our common stock over an extended period would depress the price of our common stock.

We do not plan on paying dividends and are restricted under our loan agreement from paying dividends.

Our Board of Directors does not intend to declare or pay cash dividends on our common stock. Instead, the Board intends to retain future earnings to finance the development of our business. Furthermore, cash dividends are not permitted under our bank credit agreement.

As permitted under Michigan law, our directors are not liable to Perceptron for monetary damages resulting from their actions or inactions.

Under our articles of incorporation, as permitted under the Michigan Business Corporation Act, members of our Board of Directors are not liable for monetary damages for any negligent or grossly negligent action that the director takes, or for any negligent or grossly negligent failure of a director to take any action. However, a director will remain liable for:

•	intentionally inflicting harm on Perceptron or its shareholders;
•	distributions that the director makes in violation of the Michigan Business Corporation Act; and
•	intentional criminal acts that the director commits.

However, we or our shareholders may seek an injunction, or other appropriate equitable relief, against a director. Finally, liability may be imposed against members of the Board of Directors under the federal securities laws.

We are required to indemnify our officers and directors if they are involved in litigation as a result of their serving as officers or directors of Perceptron, which could reduce our profits and cash available to operate our business.

Our by-laws require us to indemnify our officers and directors. We may be required to pay judgments, fines, and expenses incurred by an officer or director, including reasonable attorneys’ fees, as a result of actions or proceedings in which such officers or directors are involved by reason of being or having been an officer or director of Perceptron. Funds paid in satisfaction of judgments, fines and expenses would reduce our profits and may be funds we need for the operation of our business and the development of products. This could cause our stock price to drop.

Our profits will be reduced as a result of our compliance with new Commission rules relating to our internal controls over financial reporting.

Beginning with our annual report on Form 10-K for the fiscal year ending June 30, 2008, we will be required by Commission rules to include a report of management on Perceptron’s internal control over financial reporting in our annual reports. In addition, the independent registered public accounting firm auditing our financial statements will be required to provide an attestation report on management’s assessment of our internal controls.

We will expend significant resources in developing the necessary documentation and testing procedures required by these new rules, which could adversely affect our profitability.

If management is not able to provide a positive report on our internal controls over financial reporting, and our independent registered public accounting firm is not able to provide a positive attestation on management’s report, shareholders and others may lose confidence in our financial statements, which could cause our stock price to drop.

Because of our relatively small size, we have a limited number of personnel in our finance department to handle their existing responsibilities, as well as compliance with the Commission’s new rules relating to our internal controls over financial reporting.

Accordingly, there can be no positive assurance that management will provide a positive report on our internal controls or that we will receive a positive attestation on that report from our independent registered public accounting firm. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements. This could cause our stock price to drop.

If the subcontractors we rely on for component parts delayed deliveries or failed to deliver parts meeting our requirements, we would not be able to deliver products to our customers in a timely fashion and our revenues and profits would be reduced.

We rely on subcontractors for certain components of our products, including outside subcontracting assembly houses to produce the circuit boards that we use in our products. As a result, we have limited control over the quality and the delivery schedules of components purchased from third parties. In addition, we purchase a number of component parts from single source suppliers. If our supplies of component parts meeting our requirements are significantly delayed or interrupted, we would not be able to deliver products to our customers in a timely fashion. This would result in a reduction in revenues and profits for these periods. It is also possible, if our delay in delivering products to our customer is too long, the customer will cancel its order, resulting in a permanent loss of revenue and profit from that sale. From time to time, we have experienced significant delays in the receipt of certain components, most recently for our ScanWorks® systems.

Finally, although we believe that alternative suppliers are available, difficulties or delays may arise if we shift manufacturing capacity to new suppliers.

The Board of Directors has the right to issue up to 1,000,000 shares of preferred stock without further action by shareholders. The issuance of those shares could cause the market price of our common stock to drop significantly and could be used to prevent or frustrate shareholders’ attempts to replace or remove current management.

Although no preferred stock currently is outstanding, we are authorized to issue up to 1,000,000 shares of preferred stock. Preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), the dividends payable thereon, liquidation payments, preferences as to dividends and liquidation, conversion rights and redemption rights. In the event that preferred stock is issued, the rights of the common stockholders may be adversely affected. This could result in a reduction in the value of our common stock.

The preferred stock could be issued to discourage, delay or prevent a change in control of Perceptron. This may be beneficial to our management or Board of Directors in a hostile tender offer or other takeover attempt and may have an adverse impact on shareholders who may want to participate in the tender offer or who favor the takeover attempt.

Our common stock rights plan could be used to prevent or frustrate hostile tender offers.

We maintain a common stock rights plan. Under the plan, if any person acquires 15% or more our outstanding common stock, our shareholders, other than the acquirer, will have the right to purchase shares of our common stock at half their market price. The common stock rights plan discourages potential acquirers from initiating tender offers for our common stock without the approval of the Board of Directors. This may be beneficial to Perceptron’s management or Board of Directors in a hostile tender offer or other takeover attempt and may have an adverse impact on shareholders who may want to participate in the tender offer or who favor the takeover attempt.

WHERE YOU CAN FIND MORE INFORMATION

The Commission allows us to “incorporate by reference” into this prospectus the information we file with the Commission. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we may file later with the Commission under the Exchange Act will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below and any future filings with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	Annual Report on Form 10-K for the year ended June 30, 2005, as filed with the Commission on September 28, 2005;

•	Proxy Statement for the Annual Meeting of Shareholders held on December 5, 2005, as filed with the Commission on October 27, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the Commission on November 14, 2005;

•	Current Report on Form 8-K filed with the Commission on November 8, 2005;

•	Current Report on Form 8-K filed with the Commission on November 21, 2005;

•	Current Report on Form 8-K filed with the Commission on December 27, 2005;

•
The description of our common stock contained in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, No. 33-47643) (incorporated by reference into the Company’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 on May 5, 1992), including any amendment or report filed for the purposes of updating such description; and

•
The description of the Company’s rights to purchase Series A Preferred Stock contained in the Company’s Registration Statement on Form 8-A (No. 000-20206) filed under the Securities Exchange Act of 1934 on March 30, 1998, including any amendment or report filed for the purposes of updating such description

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:

Perceptron, Inc.
47827 Halyard Drive
Plymouth, Michigan 48170
(734) 414-6100
Attn: Investor Relations

We file reports, proxy statements and other information with the Commission. Copies of our reports, proxy statements and other information may be inspected or copied at the public reference room maintained by the Commission at 100 F Street, N.E. , Washington, D.C. 20549.

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the Commission. The address of the Commission internet site is www.sec.gov. This information is also available on Perceptron’s website at www.perceptron.com.

Reports, proxy statements and other information regarding us may also be inspected at:

The National Association of Securities Dealers
1735 K Street, N.W.
Washington, D.C. 20006

We have filed a registration statement under the Securities Act with the Commission with respect to the shares to be sold hereunder. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Commission. The registration statement is available for inspection and copying as set forth above.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock pursuant to this prospectus. All proceeds from the sale of our common stock pursuant to this prospectus will be made for the accounts of the selling shareholders, as described below.

SELLING SHAREHOLDERS

This prospectus relates to shares of our common stock that have been issued to certain of our non-employee Directors pursuant to their election to purchase shares of common stock through the Perceptron, Inc. 2004 Stock Incentive Plan (the “Plan”) in exchange for all or a portion of the cash fees payable to them for serving as a director of the Registrant (“Director Stock Purchase Rights Option”). This prospectus may also be used by the selling shareholders’ donees, pledgees, transferees or other successors in interest.

The following table sets forth information with respect to the selling shareholders including:

•	name and position of the selling shareholders

•	the number of shares of our common stock beneficially owned by each selling shareholder as of January 30, 2006

•	the number of shares which may be offered pursuant to this prospectus for the account of each selling shareholder; and

•	the amount of shares to be owned by each selling shareholder assuming all of the shares offered pursuant to this prospectus are sold.

Selling Shareholder and Relationship to Perceptron	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares of Common Stock Which may be Offered(2)	Number of Shares of Common Stock to be Owned After Offering(3)
Kenneth R. Dabrowski Director	74,838(4)	3,804	71,034
Philip J. DeCocco Director	54,729(5)	3,804	50,925
W. Richard Marz Director	50,270(6)	3,804	46,466
Robert S. Oswald Director	69,376(7)	3,804	65,572
______________________________

(1) Includes shares that the selling shareholders have the right to acquire beneficial ownership of within 60 days of January 30, 2006 through the exercise of stock options granted under the Directors Stock Option Plan.
(2) Consists of shares of restricted common stock issued under the Plan pursuant to the selling shareholders election to purchase shares of common stock through the Plan in exchange for all or a portion of the cash fees payable to them for serving as a director of Perceptron.
(3) None of the selling shareholders will own 1% or more of our outstanding shares of common stock after completion of the offering.
(4) Includes 27,000 shares of common stock issuable upon the exercise of options pursuant to the Directors Stock Option Plan within 60 days of January 30, 2006.
(5) Includes 23,500 shares of common stock issuable upon the exercise of options pursuant to the Directors Stock Option Plan within 60 days of January 30, 2006.
(6) Includes 24,000 shares of common stock issuable upon the exercise of options pursuant to the Directors Stock Option Plan within 60 days of January 30, 2006.
(7) Includes 13,500 shares of common stock issuable upon the exercise of options pursuant to the Directors Stock Option Plan within 60 days of January 30, 2006.

Pursuant to Rule 416 under the Securities Act, the registration statement of which prospectus is a part also covers any additional shares of our common stock which become issuable in connection with the shares identified in the table above through any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock.

As of January 27, 2006, there were 8,473,544 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

As used in this prospectus, “selling shareholders” includes the selling shareholders named above and their donees, pledgees, transferees or other successors in interest selling shares received from named selling shareholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. We have been advised that the selling shareholders may effect sales of the shares of our common stock directly, or indirectly by or through underwriters, agents or broker-dealers, and that the shares of our common stock may be sold by one or a combination of several of the following methods:

•
one or more block transactions, in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	on the Nasdaq National Market or on any other national securities exchange or quotation service on which our common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through distributions to creditors of the selling shareholders; or

•	any combination of the foregoing, or any other available means allowable under applicable law.

We will bear all costs, expenses and fees in connection with the registration and sale of the common stock covered by this prospectus, other than underwriting discounts and selling commissions. We will not receive any proceeds from the sale of the shares of our common stock covered hereby. The selling shareholders will bear all commissions and discounts, if any, attributable to sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling shareholders may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions regarding the timing, manner and size of the each sale. The selling shareholders may effect sales by selling the shares directly to purchasers in individually negotiated transactions, or to or through broker-dealers, which may act as agents or principals. The selling shareholders may sell their shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

Additionally, the selling shareholders may engage in hedging transactions with broker-dealers in connection with the distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell shares short and redeliver shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned or pledged pursuant to this prospectus.

The selling shareholders may enter into derivate transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of our common stock covered hereby, the selling shareholders and any broker-dealers or agents and any other participating broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, any profits realized by the selling shareholders and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of that act. We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements. In addition, any shares of a selling Shareholder covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

The selling shareholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, which provisions may limit the timing of the purchases and sales of any of the shares of our common stock by the selling shareholders. These restrictions may affect the marketability of such shares.

In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The supplement will disclose the name of each such Selling Shareholder and of the participating broker-dealer(s); the number of shares involved; the price at which such shares were sold; the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; that such broker-dealer(s) did not conduct any investigation to verify the information contained in or incorporated by reference in this prospectus; and any other facts material to the transaction.

LEGAL MATTERS

The validity of the issuance of shares of the common stock offered by this Prospectus will be passed upon for us by David W. Geiss, our General Counsel and Secretary.

EXPERTS

The consolidated financial statements of Perceptron, Inc. appearing in our Annual Report on Form 10-K for the year ended June 30, 2005 have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended June 30, 2005, as filed with the Commission on September 28, 2005;

(b)	The Company’s Proxy Statement for the Annual Meeting of Shareholders held on December 5, 2005, as filed with the Commission on October 27, 2005;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the Commission on November 14, 2005;

(d)	The Company’s Current Report on Form 8-K filed with the Commission on November 8, 2005;

(e)	The Company’s Current Report on Form 8-K filed with the Commission on November 21, 2005;

(f)	The Company’s Current Report on Form 8-K filed with the Commission on December 27, 2005;

(g)
The description of the Company’s Common Stock contained in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, No. 33-47643) (incorporated by reference into the Company’s Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 on May 5, 1992), including any amendment or report filed for the purposes of updating such description; and

(h)
The description of the Company’s rights to purchase Series A Preferred Stock contained in the Company’s Registration Statement on Form 8-A (No. 000-20206) filed under the Securities Exchange Act of 1934 on March 30, 1998, including any amendment or report filed for the purposes of updating such description

All reports (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequent filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable. The Company’s Common Stock to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Names Experts and Counsel.

The validity of the Common Stock offered hereby has been passed upon by David W. Geiss, General Counsel and Secretary of the Company.

Item 6. Indemnification of Directors and Officers.

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Michigan Business Corporation Act

The Company is organized under the Michigan Business Corporation Act (the “MBCA”) which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney’s fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. If a person is successful in defending against a derivative action or third-party action, the MBCA requires that a Michigan corporation indemnify the person against expenses incurred in the action.

The MBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The Company has obtained a policy of directors’ and officers’ liability insurance.

The MBCA further permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the MBCA does not eliminate or limit the liability of a director for any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA relating to unlawful distributions; or (iv) an intentional criminal act. If a Michigan corporation adopts such a provision, then the Michigan corporation may indemnify its directors without a determination that they have met the applicable standards for indemnification set forth above, except, in the case of an action or suit by or in the right of the corporation, only against expenses incurred in the action. The foregoing does not apply if the director’s actions fall into one of the exceptions to the limitation on personal liability discussed above, unless a court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances.

Articles of Incorporation and Bylaws of the Registrant

The Company’s Restated Articles of Incorporation, which limit liability to the maximum extent permitted by law, provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director’s fiduciary duty. As a result of the inclusion of such provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

The Company’s Amended and Restated Bylaws generally require the Company to indemnify officers and directors to the fullest extent legally possible under the MBCA. In addition, the Amended and Restated Bylaws require the Company to indemnify any person who is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, to the same degree as the foregoing indemnification of directors and officers. The Company’s Amended and Restated Bylaws further provide for the advancement of litigation expenses at the request of a director or officer under certain circumstances.

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Directors and officers are entitled to bring suit against the Company for failure to make a requested indemnification and the Company has the burden of proof to show such indemnification to be improper.

Item 7. Exemption From Registration Claimed.

Certain restricted securities to be reoffered or resold pursuant to this Registration Statement were issued under the Plan and in transactions exempt from registration pursuant to Section 4(2) of the Securities Act and Rules 505 and 506 promulgated thereunder.

Item 8. Exhibits.

  The following exhibits are filed with this Registration Statement:

4.1
Perceptron, Inc. 2004 Stock Incentive Plan adopted by the Board of Directors on October 22, 2004 and approved by the Shareholders on December 6, 2004 is incorporated herein by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed on December 10, 2004.

4.2	Articles IV, V and VI of the Company’s Restated Articles of Incorporation are incorporated herein by reference to Exhibit 3.1 of the Company’s Report on Form 10-Q for the Quarter Ended March 31, 1998.

4.3
Articles I, II, III, VI, VII, X and XI of the Company’s Amended and Restated Bylaws are incorporated herein by reference to Exhibit 3.2 of the Company’s Form S-8 Registration Statement No. 333-55164 filed February 7, 2001.

4.4
Form of certificate representing Rights (included as Exhibit B to the Rights Agreement filed as Exhibit 4.9) is incorporated herein by reference to Exhibit 2 of the Company’s Report on Form 8-K filed March 24, 1998. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the earlier of (i) the tenth business day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) (or, if such Shares Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined before the Distribution Date, by action of the Board of Directors, with the concurrence of a majority of the Continuing Directors), or (ii) the tenth business day (or such later date as may be determined by the Board of Directors, with the concurrence of a majority of the Continuing Directors, prior to such time as any person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent to commence, a tender or exchange offer by any person or group of affiliated or associated persons (other than the Company or certain entities affiliated with or associated with the Company), other than a tender or exchange offer that is determined before the Distribution Date to be a Permitted Offer, if, upon consummation thereof, such person or group of affiliated or associated persons would be the beneficial owner of 15% or more of such outstanding shares of Common Stock.

4.5
Rights Agreement, dated as of March 24, 1998, between Perceptron, Inc. and American Stock Transfer & Trust Company, as Rights Agent, is incorporated herein by reference to Exhibit 2 of the Company’s Report on Form 8-K filed March 24, 1998.

4.6
Form of Incentive Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated herein by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed January 5, 2005.

4.7
Form of Non-Qualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan is incorporated herein by reference to Exhibit 10.3 of the Company’s Report on Form 8-K filed January 5, 2005.

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4.8
Form of Incentive Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan Effective January 2, 2006 is incorporated herein by reference to Exhibit 10.3 of the Company’s Report on Form 8-K filed December 27, 2005.

4.9
Form of Non-Qualified Stock Option Agreement Terms for Officers under the Perceptron, Inc. 2004 Stock Incentive Plan Effective January 2, 2006 is incorporated herein by reference to Exhibit 10.2 of the Company’s Report on Form 8-K filed December 27, 2005.

5.1*	Opinion of David W. Geiss, Esq., General Counsel and Secretary, as to the validity of the shares of Common Stock to be registered hereunder.

23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.2	Consent of David W. Geiss, Esq., General Counsel and Secretary (contained in Exhibit 5).

24.1	Power of Attorney (see “Signatures”)
_______________________________ * Filed Herewith

Item 9.	Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date of the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B,for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that that was part of the registration statement or made in any such document immediately prior to such effective date; or

(C) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that that was part of the registration statement or made in any such document immediately prior to such effective date

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchase in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plymouth, state of Michigan on this 31st day of January, 2006.

PERCEPTRON, INC.

By:/s/ A. A. Pease
Alfred A. Pease
Its: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Alfred A. Pease, John J. Garber and David W. Geiss, and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement filed by Perceptron, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them acting alone, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature		Title

/s/ A. A. Pease	1/31/06	President, Chief Executive Officer, Chairman of the Board and
Alfred A. Pease		Director (Principal Executive Officer)

/s/ John J. Garber	1/31/06	Vice President and Chief Financial Officer
John J. Garber		(Principal Financial Officer)

/s/ Sylvia M. Smith	1/31/06	Controller (Principal Accounting Officer)
Sylvia M. Smith

Director
David J. Beattie

/s/ Kenneth R. Dabrowski	1/31/06	Director
Kenneth R. Dabrowski

Director
Philip J. DeCocco

Director
W. Richard Marz

/s/ Robert S. Oswald	1/30/06	Director
Robert S. Oswald

/s/ James A. Ratigan	1/28/06	Director
James A. Ratigan

/s/ Terryll R. Smith	1/30/06	Director
Terryll R. Smith

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INDEX TO EXHIBITS

Number	Description

5.1	Opinion of David W. Geiss, Esq., General Counsel and Secretary as to the validity of the shares of Common Stock to be registered hereunder (including consent).

23.1	Consent of Grant Thornton LLP.

23.2	Consent of David W. Geiss, Esq., General Counsel and Secretary (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)

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